STATE OF DELAWARE
CERTIFICATE OF LIMITED PARTNERSHIP

The Undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17 (the "Act"), does hereby certify as follows:

First: The name of the limited partnership is The Endowment Master Fund, L.P.

Second: The name and address of the Registered Agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

Third: The name and mailing address of the sole general partner is as follows:

 The Endowment Fund GP, L.P.
 4265 San Felipe, Suite 740
 Houston, Texas 77027

Fourth: This Certificate of Limited Partnership is filed pursuant to the provisions of Section 17-215(b)(2) of the Act in furtherance of the domestication of a non-United States limited partnership, the Certificate of Limited Partnership Domestication of which is being filed contemporaneously herewith.

In Witness Whereof, the undersigned has executed this Certificate of Limited Partnership of The Endowment Master Fund, L.P., as of March 21, 2003.

General Partner:
The Endowment Fund GP, L.P.
By:  The Endowment Fund
 Management, LLC, its general partner

By: /S/ A. HAAG SHERMAN
 A. Haag Sherman, Manager